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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 24, 2004




                               THE BRINK'S COMPANY
             (Exact name of registrant as specified in its charter)


              Virginia                   1-9148                   54-1317776
              --------                   ------                  ------------
  (State or other jurisdiction   (Commission File Number)       (IRS Employer
        of incorporation)                                    Identification No.)

                               1801 Bayberry Court
                                 P. O. Box 18100
                             Richmond, VA 23226-8100
                            (Address and zip code of
                          principal executive offices)

       Registrant's telephone number, including area code: (804) 289-9600


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     [ ] Written  communications  pursuant to Rule 425 under the  Securities Act
         (17 CFR 230.425)

     [ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement

The Compensation and Benefits Committee (the "Compensation Committee")and/or the Board of Directors of The Brink's Company (the "Company") took the following actions at their meetings on February 24 and 25, 2005:

1. Amendment and Restatement of The Brink's Company Management Performance Improvement Plan ("MPIP"). The MPIP was approved by the Company's shareholders in 2000. The purpose of the MPIP is to promote the interests of the Company and its subsidiaries by linking financial incentives provided to participants with improvements in the Company's financial results. The amendments to the MPIP increase the number of performance goals that the Compensation Committee may, in its discretion consider in administering the MPIP, provide the Compensation Committee with discretion to make certain adjustments to these performance goals to the extent that such adjustments are permitted under Section 162(m) of the Internal Revenue Code and increase the maximum incentive payment that a participant may receive in any given measurement period from $2 million to $3 million. A summary of the MPIP, as amended and restated, follows.

The Compensation Committee administers the MPIP and is authorized to select key employees of the Company and its subsidiaries to participate in the MPIP. All members of the Compensation Committee must qualify as non-employee directors within the meaning of Rule 16b-3(b)(3) issued under the Exchange Act, and as outside directors under Section 162(m) of the Internal Revenue Code. Individuals who, in the opinion of the Compensation Committee, have the capacity to contribute significantly to the successful performance of the Company and its subsidiaries are eligible to participate in the MPIP.

Each participant is periodically granted awards ("Performance Awards") that entitle him or her to receive cash payments following the completion of a three-year performance cycle ("Performance Measurement Period"), provided that specified performance measures and certain conditions described in the MPIP relating to continuation of employment are satisfied. The Compensation Committee establishes performance measures for each Performance Award which are based on performance measures that may include, but are not limited to, (a) net income,
(b) operating income, (c) earnings per share, (d) return on equity, (e) return on capital and/or economic value added (or equivalent metric), (f) cash flow and/or free cash flow (before or after dividends), (g) revenue growth, (h) subscriber growth on a gross or net basis, (i) total shareholder return, (j) net revenue per employee, (k) market share, and/or (l) return on net assets, each as determined by the Compensation Committee with respect to the Company, any subsidiary and/or any business unit of the Company or any subsidiary and in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and, if so determined by the Compensation Committee prior to the expiration of the Performance Measurement Period, adjusted, to the extent permitted under Section 162(m) of the Internal Revenue

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Code,  to omit  the  effects  of  extraordinary  items,  the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for awards under the MPIP and cumulative effects of changes in accounting principles. Performance measures may vary from Performance Measurement Period to Performance Measurement Period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative. The maximum incentive payment any one participant may be entitled
to  receive  for  any  one   Performance   Measurement   Period  is  $3,000,000.
Notwithstanding the foregoing, with respect to Performance Measurement Periods beginning on or after January 1, 2005 and provided that no change of control (as defined in the MPIP) shall have occurred, the Compensation Committee may, in its discretion, reduce any payment to which a participant who is an employee of the Company would otherwise be entitled by such amount or percentage as the Compensation Committee deems appropriate.

A Performance Award terminates unless the participant remains continuously employed by the Company or a subsidiary until the date established by the Committee for payment of the Performance Award, unless the termination is (i) due to retirement (determined under the Pension-Retirement Plan of Company or other similar plan sponsored by the Company or a subsidiary in which the participant participates) ("Retirement"), disability (physical or mental incapacity which would entitle the participant to benefits under the Company's long-term disability plan) ("Disability") or death; (ii) approved by the Compensation Committee; or (iii) subsequent to a change in control (as defined in the MPIP). In the event a participant's employment is terminated due to Retirement, Disability or death, he or she (or, in the event of the participant's death, his or her beneficiary) will be entitled to a prorated portion of the Performance Award to which he or she would otherwise be entitled based on the portion of the Performance Measurement Period (determined in completed months) during which he or she was continuously employed by the Company or a subsidiary and based on the extent to which the performance goals were achieved as determined at the end of the Performance Measurement Period. In the event of a participant's termination of employment for reasons other than Retirement, Disability or death, the Compensation Committee may, but is not obligated to, authorize payment of an amount up to the prorated amount that would be payable under the preceding sentence. In the event of a change in control, Performance Awards will be deemed to be earned at 150% of the specified target dollar amount applicable to the Performance Award and will be paid as soon as practicable following the earlier of the participant's termination of employment after the change in control or the end of the Performance Measurement Period during which the change in control occurred.

Participants entitled to receive a Performance Award for a Performance Measurement Period will be entitled to receive a lump-sum cash payment on a date selected by the Compensation Committee following the end of the Performance

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Measurement Period provided that the performance measures are met.  Participants may elect to defer the receipt of payment of a Performance Award under the Deferred Compensation Program in accordance with the terms of such plan. Any payments made under the MPIP will be subject to all applicable Federal, state and local taxes required by law to be withheld.

The Board of Directors may amend or terminate the MPIP at any time without the approval of the Company's shareholders.

This description of the MPIP is not complete and is qualified in its entirety by reference to the amended and restated MPIP, a copy of which is attached hereto. You are encouraged to read the amended and restated MPIP.

2. Award of cash bonuses to the executive officers under the MPIP for the three year period ended December 31, 2004 in the following amounts: Michael T. Dan, Chairman of the Board, President and Chief Executive Officer, $907,800; Robert
T. Ritter, Vice President and Chief Financial Officer, $249,645; Frank T. Lennon, Vice President - Human Resources and Administration, $189,125; Austin F. Reed, Vice President, General Counsel and Secretary, $189,125; and James B. Hartough, Vice President - Corporate Finance and Treasurer, $105,910.

3. Adoption of the performance measures for the executive officers under the MPIP for the 2005-2007 Performance Measurement Period. The performance measures require the Company to achieve specific thresholds for revenue, operating profit, earnings per share and the addition of economic value in order for the executive officers to be deemed to have met their goals. These measures were given weights of 15%, 37.5%, 25% and 22.5%, respectively. The adoption of the measures for 2005-2007 Performance Measurement Period also effectively added to the measures used in evaluating the Performance Measurement Periods ending in 2005 and 2006. Performance Award targets for the 2005-2007 measurement period were set as follows: Mr. Dan, $1,000,000; Mr. Ritter, $250,000; Mr. Lennon, $200,000; Mr. Reed, $200,000; and Mr. Hartough, $150,000. Actual awards can range from 0% to 200% of the target depending on performance against the pre-established measures.

4. Award of cash bonuses under the Company's Key Employees Incentive Program (the "KEIP") to the executive officers for the year ended December 31, 2004 in the following amounts: Mr. Dan, $1,320,000; Mr. Ritter, $325,000; Mr. Lennon, $225,000; Mr. Reed, $225,000; and Mr. Hartough, $110,000. Awards under the KEIP to the executive officers for 2004 were based upon individual (50%), departmental (25%) and Company (25%) performance during the year. Ten percent of each of Mr. Dan's and Mr. Ritter's award is contingent upon the evaluation of the Company's internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.


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5. Approval of the KEIP goals of the Chief Executive Officer for 2005. Mr. Dan's
individual   performance  in  2005  will  be  measured  against  specific  goals pertaining to financial plans, strategy, cost containment and productivity objectives, and corporate governance, process and compliance results. Following the approval of Mr. Dan's KEIP goals for 2005, Mr. Dan approved the KEIP goal categories of the other executive officers, which include financial plans,
strategy,   cost   containment  and  productivity   objectives,   and  corporate
governance, process and compliance results.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors also approved the Amendment and Restatement of the Company's Articles of Incorporation and Bylaws. Amendments to the Articles of Incorporation were made primarily to remove references to classes of stock that are no longer outstanding, to conform to changes in the law and to update the liquidation rights provisions. These amendments did not require shareholder action.

Amendments to the Company Bylaws were made to conform to changes in the law and to update various provisions, including the addition of provisions providing for the ability to give electronic notices of shareholder meetings and requiring any member of the Board of Directors who is also an employee of the Company to resign from the Board of Directors if such employment is terminated.

This description of the Amended and Restated Articles of Incorporation and Bylaws is not complete and is qualified in its entirety by reference to copies of these documents, which are attached hereto. You are encouraged to read the Amended and Restated Articles of Incorporation and Bylaws.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

3(i)  Amended  and  Restated  Articles  of Incorporation of The Brink's Company.

3(ii) Amended and Restated Bylaws of The Brink's Company.

99 The Brink's Company Management Performance Improvement Plan, as Amended and Restated.


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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE BRINK'S COMPANY
                              (Registrant)


Date: March 2, 2004           By:   /s/ Robert T. Ritter
                                 ---------------------------------------------
                                    Robert T. Ritter
                                    Vice President and Chief Financial Officer


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EXHIBIT INDEX
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EXHIBIT                             DESCRIPTION
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3(i)     Amended and Restated Articles of Incorporation of The Brink's Company.

3(ii)    Amended and Restated Bylaws of The Brink's Company.

99 The Brink's Company Management Performance Improvement Plan, as Amended and Restated.



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